Exhibit 10.32

EQUITY EXCHANGE AGREEMENT

This Equity Exchange Agreement (the “Agreement”) is made effective as of September 11, 2012 (the “Effective Date”), and is entered into by and among Wolf, Rifkin, Shapiro, Shulman & Rabkin, LLP, a California limited liability partnership (“Holder”), and U.S. Dry Cleaning Services Corporation, a Delaware Corporation (the “Company”).

WHEREAS, pursuant to that certain Note Exchange Agreement made effective as of September     , 2012 (the “Exchange Agreement”), the Company granted equally to Holder and Simon Aron (“SA”) the right to receive an aggregate number of shares of the Company’s common stock equal to One Hundred Forty Thousand Dollars ($140,000), subject to issuance on the terms set forth in the Exchange Agreement (the “Stock Grant”);

WHEREAS, as of the Effective Date, the Company has not issued any shares to Holder or SA in connection with the Stock Grant;

WHEREAS, the Company now desires to offer a combination of (i) an immediate payment to Holder of Twenty Two Thousand Four Hundred Dollars ($22,400) (the “Cash Payment”), and (ii) a new promissory note to each of Holder and SA, each in the same form and as part of the same series as the New Note (as such term is defined in the Exchange Agreement), and each in the principal amount of Fifty Eight Thousand Eight Hundred Dollars ($58,800), substantially in the form attached hereto as Exhibit A (each, the “Additional Note”), in exchange for and in place of the Stock Grant.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

1.             Cash Payment.  On the Effective Date, Assignee shall make the Cash Payment to Holder by wire transfer or other immediately available funds to an account designated by Holder.

2.             Issuance of New Note.  On the Effective Date, the Company shall issue to each of Holder and SA the Additional Note.  In connection therewith, Holder and SA hereby agree to enter into an Intercreditor Agreement, substantially in the form attached hereto as Exhibit B (the “Intercreditor Agreement”).  The indebtedness represented by each Additional Note and the payment of the principle and interest under each Additional Note shall conform with the terms of the September Debentures (as such term is defined in the New Note), as amended, held by Setal 7, LLC, with regards to term, payment of interest and priority.  The indebtedness represented by each Additional Note shall be considered an “Obligation” of the Company under the Security Agreement (as such term is defined in the Exchange Agreement), and each of Holder and SA shall be entitled to all rights (including priority rights) and remedies provided by the Security Agreement.

3.             Termination of Right to Receive Stock.  The parties hereby agree, that effective immediately upon receipt by Holder of the Cash Payment and upon receipt by each of Holder and SA of the Additional Note, and without any further action by any party, the Stock Grant shall be cancelled, and Holder’s right to receive any equity thereunder shall terminate.

4.             Miscellaneous.

a.             Entire Agreement.  This Agreement constitutes the entire agreement between Holder, SA and Assignee concerning its subject matter and supersedes all prior oral and written communications between Holder, SA and Assignee with respect to the subject matter contained herein.

b.             Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

c.             Attorneys’ Fees.  If any party to this Agreement commences an action against another party to this Agreement to interpret or enforce any of the terms of this Agreement, or because of the other party’s breach of any provision set forth in this Agreement, the losing party shall pay the prevailing party’s reasonable attorneys’ fees, costs and expenses, court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.

d.             Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HOLDER	Wolf, Rifkin, Shapiro, Shulman & Rabkin, LLP,
a California limited liability partnership

	By:	/S/ MICHAEL
Michael Wolf, Managing Partner

COMPANY	U.S. Dry Cleaning Services Corporation,
a Delaware corporation

	By:	/S/ ALEX BOND
Alex M. Bond, Chief Executive Officer

AGREED AND ACCEPTED:

/S/ SIMON ARON
Simon Aron